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                                                              EXHIBIT 99.(a)(15)

                      STATUTORY DURABLE POWER OF ATTORNEY

I, C.N. O'Sullivan, 910 Travis, Suite 2150, Houston, Texas, 77002 appoint Scott
W. Smith, 910 Travis, Suite 2150, Houston, Texas 77002 as my agent (attorney-in-fact) to act for me in any lawful way with respect to all of the following powers:


     real property transactions;
     stock and bond transactions;
     commodity and option transactions;
     banking and other financial institution transactions;
     business operating transactions;
     claims and litigation;
     tax matters;
     Any commercial or corporate matters.


                              SPECIAL INSTRUCTIONS

This power of attorney shall be applicable only to San Juan Partners, L.L.C. and all related documents.

This power of attorney is not affected by my subsequent disability or incapacity.

I agree that any third party who receives a copy of this document may act under it. Revocation of the durable power of attorney is not effective as to a third party until the third party receives actual notice of the revocation. I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.

If any agent named by me dies, becomes legally disabled, resigns, or refuses to act, I name the following (each to act alone and successively, in the order named) as successor to that agent:

Christopher P. Scully.


Signed this 13 day of March, 1998.


                                        /s/ C.N. O'SULLIVAN
                                        -----------------------------------
                                        C.N. O'Sullivan

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THE STATE OF TEXAS

COUNTY OF HARRIS



     This document was acknowledged before me on 3/13/98 (date) by
C. N. O'Sullivan (name of principal).


                                        /s/ E. HOLDERFIELD
                                        ----------------------------------
                                        Notary Public in and for the State
            E. HOLDERFIELD              of Texas
[SEAL]       NOTARY PUBLIC
            STATE OF TEXAS              E. HOLDERFIELD
       COMM. EXP. 04-28-2001            ----------------------------------
                                        Printed name of Notary Public
                                        My Commission expires: 4-28-01